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                                                                   EXHIBIT 10.14

                               LEASE AGREEMENT


         This agreement entered into on this the 14th day of October, 1988, between Industrial Development Authority of Madison County, hereinafter referred to as "Lessor" and UNR Industries, Inc., UNR-Leavitt Division, hereinafter referred to as "Lessee," with the agreement containing the following terms and conditions, to wit:

         WHEREAS, the Lessor, wishes that the Lessee expand a manufacturing, and an office facility in Madison County, Mississippi, and in particular in the Central Mississippi Industrial Center and employ persons in the conduct of the Lessee's business and such an understanding and agreement is in the best interest of the citizens of Madison County, Mississippi;

         NOW THEREFORE in consideration of the premises and other mutual agreements contained herein, the parties agree as follows, to wit:

         A.      Erection of Building and Establishment of Factory

                 1. The Lessor shall construct a building and improvements outlined hereinafter on the following described real property lying and being situated in Madison County, Mississippi, to wit:

         Commence at the Northeast corner of the West One-Half (W 1/2) of the Northeast One-Quarter (NE 1/4) of the Southwest One-Quarter (SW 1/4)
         Section 22, Township 8 North, Range 2 East, Madison County, Mississippi, and run West 2043.34 feet; run thence South 724.91 feet to the Northeast corner of the Industrial Development Authority of Madison county property; run thence South 89 degrees 32 minutes 02 seconds West, along the Northern boundary of said Industrial Development Authority property, 1350.08 feet to a point on the West right-of-way of a public road and also the Southeast corner of the Debeukelaer Corporation tract. Said point being the Point of Beginning of the following described tract.

         From the Point of Beginning run thence South 89 degrees 32 minutes 02 seconds West, along the Southern boundary of the Debeukelaer Corporation tract, 1151.72 feet to a point on the East right-of-way line of Interstate Highway 55; run thence South 29 degrees 03
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         minutes 50 seconds West along said East right-of-way of Interstate
         Highway 55, 121.03 feet, run thence South 01 degrees 12 minutes 51 seconds East leaving said right-of-way, 369.50 feet to a point in the center of a drainage ditch; run thence South 73 degrees 30 minutes 48 seconds East along the centerline of said drainage ditch, 180.40 feet; run thence North 89 degrees 40 minutes 26 seconds East along the centerline of said drainage ditch, 630.69 feet; run thence South 61 degrees 48 minutes 19 seconds East along the centerline of said drainage ditch, 99.66 feet; run thence South 57 degrees 51 minutes 46 seconds East along the centerline of said drainage ditch, 83.67 feet; run thence North 89 degrees 22 minutes 53 seconds East leaving said drainage ditch 247.02 feet to a point on the West right-of-way of a public road; run thence North 00 degrees 37 minutes 07 seconds West along the West right-of-way of said public road 621.15 feet to the Point of Beginning. Herein described parcel contains 15.18 acres, more or less.

                 2. The Lessor shall improve the real property and erect thereon a manufacturing building being 156,000 square feet of manufacturing and assembling area pursuant to and according to plans and specifications approved by the Lessor and Lessee herein. A copy of said plans and specifications is attached hereto and marked as Exhibit "A" and incorporated herein by reference. The Lessee shall provide at its expense the plans and specifications and shall be responsible for the expense of any changes agreed to by the parties hereto. No changes in the plans and specifications may be made except for the agreement of the parties herein.

                 3. The Lessor shall contract for the construction of the building and improvements according to the laws of the State of Mississippi and shall exercise due diligence in expediting the planning and construction of said building and improvements. The construction costs are contemplated to be approximately $665,000 for the construction of the shell building. Lessor shall procure financing for the construction of said building and improvements according to the plans and specifications referred to herein. Lessor shall provide at no cost to Lessee a boundary survey and clearing limit markers for the construction project.




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                 4.       The Lessee shall provide, at its own expense, all
improvements over and above the site improvements and the construction of the facility according to the plans and specifications referred to herein.

         B.      Lease Agreement

                 The Lessor shall lease and let the above described premises and building to be erected thereon and the Lessee shall take, let and lease said premises and building which will be located and erected thereon upon completion according to the following terms and conditions, to wit:

                 1. The building shall be rendered to the company immediately upon completion according to the plans and specifications which are outlined in Exhibit "A" attached hereto.

                 2.       The primary term of the Lease shall be for twelve
(12) years beginning with the date of occupancy by the Lessee of the facilities contemplated herein in accordance with B.1.

                 3. The Lessee agrees and covenants to the Lessor as rent for the facilities and real property described hereinabove, the amount of Forty-Two Thousand Two Hundred Eighty-Three and 48/100 ($42,283.48) payable semi-annually with the first payment being due and payable six months from the date Lessee commences occupancy of the building in any manner and every six (6) months thereafter throughout the term of this Lease. In addition, a single payment equal to the difference between Lessor's construction contract plus costs of financing as described on the attached Exhibit "C" and $665,000 shall be due and payable by





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Lessee at the time of the execution of the construction contract.  Lessor shall adjust rent payment after the sale of Bonds used to finance the construction of the building.

                 4. The Lessee shall have an option to purchase the above described facilities, real property, and improvements thereon. The option price of the real property excluding buildings and facilities located thereon shall be the appraised value of the real property at the time of the exercise of the option and purchase with the appraiser or appraisers to be agreed upon by the parties hereto but in no event to exceed $14,500 per acre. In addition to the above price, the Lessee has the option to purchase the facilities and improvements at any time in accordance with an amortized purchase pay-off schedule based on equal semi-annual payments on a $665,000 loan at 7.393229% interest, an example of which is attached as Exhibit "B," and with the Twenty-Fourth (24th) annual payment in the year 2001 ownership transfers to the Lessee with the payment of one (1) dollar and payment of appraised land value not to exceed $14,500.

         C.      Insurance

                 When the said building is delivered to the Lessee by the Lessor, the Lessee will, at its own expense, carry and maintain fire, windstorm and extended coverage insurance on the lease premises with an assignment in favor of the Lessor in an amount not less than $665,000.00, or the remaining principal balance, as shown by Exhibit "B," whichever is less. In the event of damage or loss of the building on the said leased premises, from a cause covered by said insurance, the proceeds from said insurance, if sufficient, shall be used by the Lessor to repair or replace said building, if the Lessee has not already caused repairs or replacement to be made to the original condition, less wear and tear.





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         D.      Maintenance and Repair

                 The Lessee agrees to maintain, at its own expense, the leased premises (building and grounds) in a good state of repair.

         E.      Expansion and Additions to Building

                 It is agreed by the parties hereto that the Lessee, at its own expense, may build any addition to the building on the leased premises or any separate building for the purpose of expanding its manufacturing operations or business with the approval of the Lessor which shall not be unreasonably withheld.

         F.      Alterations to the Building

                 It is understood and agreed that the Lessee, at its own expense, may make any and all alterations to the building or buildings on the leased premises that it may deem necessary or advisable, provided that no alterations shall affect the basic structure or impair its value. Said alterations shall be with the approval of the Lessor and shall not be unreasonably withheld.

         G.      Assignability of Lease and Option

                 The Lessee may assign this Lease and Option to Purchase or sublet the whole or any part of the premises. Any assignment or sublease shall be approved in writing by the Lessor and shall not be unreasonably withheld.
No assignment or sublease shall release or diminish the obligations of the Lessee hereunder unless agreed to in writing by the Lessor.

         H.      Tax Exemption

                 The building and land will be automatically exempt from ad valorem taxes of the County prior to the option to purchase. Lessor will recommend to the Board of Supervisors that the personal property be exempt from ad valorem taxes from initial start-up for a period of ten





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(10) years and that the building and land be exempt from ad valorem taxes for a period of ten (10) years from the date of purchase. According to state law, our school taxes cannot be exempted.

         I.      Defaults

                 If the Lessee shall abandon the premises, or if manufacturing operations therein or thereon shall be discontinued for a continuous period of six (6) months or more at any time, provided that such discontinuance is not caused by causes beyond the control of the company, such as but not limited to, acts of God, the government of the United States or any political subdivision thereof, or of any foreign nation, strikes or labor disputes; or if the Lessee shall fail to pay the rental herein provided for within thirty (30) days after notice that such rent is due and payable shall have been given to the Lessee at such address as the Lessee may from time to time designate in writing to the Lessor then in that event this agreement shall terminate and the Lessor shall be entitled to peaceful possession of said premises, within 90 days, cleared of all persons, goods and things not properly belonging to same, in as good order and condition as when received, ordinary wear and tear excepted, but without release of the Lessee from the monetary considerations hereunder.

         J.      Employee Training

                 Lessor shall assist Lessee in employee screening and providing training programs for employees available through offices of the State of Mississippi and the educational institutions located in the Madison County area.





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         K.      Agreement of Parties

                 It is understood and agreed by and between the respective parties hereto that this instrument shall constitute the agreement of leasehold between the parties hereto and shall inure to the benefit of and be binding upon the heirs, successors and assigns of either of the parties hereto.

         L.      Authorized Execution

                 The parties hereto do hereby certify and attest that they are authorized to execute this Lease Agreement and to bind the parties hereto.

         WITNESS OUR SIGNATURES on this the 14th day of October, 1988.

                                  LESSOR:

                                  INDUSTRIAL DEVELOPMENT AUTHORITY OF
                                  MADISON COUNTY, MISSISSIPPI



                                  By:/s/ John Wallace
                                    ---------------------------------
                                     President


ATTEST:


/s/
--------------------------
Secretary





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                                           LESSEE:

                                           By: /s/ Roy A. Herman
                                               -----------------------------
                                               Roy A. Herman, President


                                           By: /s/ Robert W. Hunt
                                               -----------------------------
                                               Robert W. Hunt, Senior Vice
                                               President Operations

ATTEST:


/s/ Bonita M. Lewis
-------------------------------
Secretary



STATE OF MISSISSIPPI

COUNTY OF MADISON

         PERSONALLY APPEARED before me, the undersigned authority in and for the aforesaid jurisdiction John M. Wallace, who acknowledged to me that he is the President of Industrial Development Authority of Madison County, Mississippi, and that as such, he did sign and deliver the above and foregoing instrument on the date and for the purposes therein stated in the name of, for and on behalf of the said corporation, he being first duly authorized so to do.

         GIVEN UNDER MY HAND and official seal on this the 14th day of October, 1988.


                                           /s/ Sidney Rummels
                                           ---------------------------------
                                           NOTARY PUBLIC

MY COMMISSION EXPIRES:
May 2, 1990
----------------------------------





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STATE OF ILLINOIS

COUNTY OF COOK

         PERSONALLY APPEARED before me, the undersigned authority in and for the aforesaid jurisdiction Roy A. Herman, who acknowledged to me that he is the President of UNR-Leavitt Division-UNR, Inc. and that as such, he did sign and deliver the above and foregoing instrument on the date and for the purposes therein stated in the name of, for and on behalf of the said corporation, he being first duly authorized so to do.

  GIVEN UNDER MY HAND and official seal on this the 6th day of October, 1988.


                                           /s/ Bonita M. Lewis
                                           ---------------------------------
                                           NOTARY PUBLIC

MY COMMISSION EXPIRES:
April 16, 1991
--------------------------





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